EXHIBIT 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement
No. 333-47136 of The Procter & Gamble Company on Form S-8 of our report dated 28 September 2001, appearing in this Annual Report on Form 11-K of the Procter & Gamble Limited Matched Savings Share Purchase Plan for the plan fiscal year ended 30 June 2001.

DELOITTE & TOUCHE
Newcastle, United Kingdom

28 September 2001